Exhibit 23(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of our report dated March 18, 2014, on our audits of the consolidated financial statements of River Valley Bancorp, which appears in River Valley Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2013.  We also consent to the references to our firm under the caption “Experts.”

/s/ BKD, LLP

Indianapolis, Indiana
April 17, 2014